UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Bitcoin Purchase Agreement

On October 20, 2025, CIMG Pte. Ltd., a Singapore limited liability company and a wholly owned subsidiary of CIMG Inc. (the “Company”), entered into a Bitcoin Purchase Agreement (the “Bitcoin Purchase Agreement”) with Lordan Group Ltd., as seller, pursuant to which CIMG Pte. Ltd. agreed to purchase an aggregate of 230 Bitcoin (BTC) from the seller. The transaction price was determined based on a floating pricing mechanism tied to market prices over a 30-day period following execution of the Bitcoin Purchase Agreement, with an estimated aggregate purchase price of approximately USD 24.61 million.

Under the terms of the Bitcoin Purchase Agreement, payment of the purchase price was made in installments within 30 working days following execution, and the seller was required to transfer the Bitcoin to a digital wallet address designated by CIMG Pte. Ltd. within 20 days after receipt of full payment, with transfer completion confirmed on the applicable blockchain network.

The Bitcoin Purchase Agreement contains customary representations and warranties, covenants, risk acknowledgements related to digital assets, confidentiality provisions, liquidated damages for breach, and dispute resolution provisions.

The foregoing description of the Bitcoin Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bitcoin Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 12, 2025, CIMG Pte. Ltd. completed the purchase of 230 Bitcoin (BTC) pursuant to the Bitcoin Purchase Agreement. Upon completion of the transaction, the seller transferred the 230 Bitcoin to a digital wallet address designated by CIMG Pte. Ltd. The aggregate purchase price for the Bitcoin was approximately USD 24.61 million, and was funded using the Company’s internal sources of capital. Following the completion of this transaction, the Company’s total Bitcoin holdings increased to 730 Bitcoin.

China Merchants Bank IT Equipment Procurement Framework Contract

On December 12, 2025, the Company, through its wholly owned subsidiary Zhongyan Shangyue Technology Co., Ltd. (“Zhongyan Shangyue”), entered into a China Merchants Bank IT Equipment Procurement Framework Contract (the “IT Equipment Procurement Framework Contract”) with China Merchants Bank Co., Ltd. (“CMB”).

Pursuant to the IT Equipment Procurement Framework Contract, Zhongyan Shangyue agreed to supply CMB with certain computing power and server equipment, including CPU servers and GPU servers, together with related installation, commissioning, warranty and maintenance services. The total agreement value is approximately RMB 752.2 million (approximately USD 106.5 million), inclusive of value-added tax, with the final amount subject to CMB’s inspection and acceptance. If CMB modifies its quantity requirements for the products, Zhongyan Shangyue is obligated to supply the corresponding products upon receipt of notice from CMB, with the contract amount to be determined based on the actual quantities ordered and accepted.

Under the terms of the IT Equipment Procurement Framework Contract, Zhongyan Shangyue is required to deliver the equipment to designated locations specified by CMB within 30 working days from the execution of this IT Equipment Procurement Framework Contract and to provide a warranty period of 60 months from acceptance. Payment is to be made by CMB within 60 working days after acceptance of the products and receipt of a valid value-added tax invoice.

The IT Equipment Procurement Framework Contract contains customary representations, warranties, quality assurance obligations, service continuity requirements, intellectual property protections, liquidated damages, force majeure provisions and dispute resolution terms.

The foregoing description of the IT Equipment Procurement Framework Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the IT Equipment Procurement Framework Contract, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01, “Entry into a Material Definitive Agreement (Bitcoin Purchase Agreement),” of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 17, 2025, the Company issued a press release announcing that it has acquired 230 Bitcoin (BTC) pursuant to the Bitcoin purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On December 15, 2025, the Company issued a press release announcing that Zhongyan Shangyue has entered into the IT Equipment Procurement Framework Contract. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

On December 8, 2025, the Company issued a press release announcing that its wholly owned subsidiaries had entered into two separate sales contracts for computing power products with an aggregate contract value of approximately USD 1.78 million. Specifically, Zhongyan Shangyue entered into a sales contract with Zhonghao Xinying (Hangzhou) Co., Ltd. for the sale of 64 units of high-performance computing servers, and Beijing Xinmiao Shidai Technology Co., Ltd. entered into a sales contract with Shanghai Yundeng Technology Co., Ltd. for the delivery of 145 units of NVIDIA graphics cards. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Bitcoin Purchase Agreement, dated October 20, 2025, by and between CIMG Pte. Ltd. And Lordan Group Ltd
10.2	China Merchants Bank IT Equipment Procurement Framework Contract, dated December 12, by and between Zhongyan Shangyue Technology Co., Ltd. and China Merchants Bank Co., Ltd.
99.1	Press Release announcing CIMG Inc. Acquires 230 Bitcoin, Bringing Total Holdings to 730.
99.2	Press Release announcing New Contract for Computing Power Equipment Sale with Contract Value of Approximately USD 106.5 Million.
99.3	Press Release announcing the Execution of Computing Power Product Sales Contracts Totaling Approximately USD 1.779 Million via Subsidiaries.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: December 17, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer